Exhibit 99.1

1Q 2010 Earnings Call April 26, 2010 10 am ET Dial in: (800) 230-1766 (US) (612) 332-0226 (International) Passcode: 153677

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of April 26, 2010, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its First Quarter 2010 results issued on April 26, 2010, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2009 Form 10-K. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: 3 EBITDA Adjusted DOE Corporate EBITDA Adjusted SGA Adjusted Pre-Tax Income Adjusted Depreciation of REE Adjusted Net Income Total Net Cash Flow Adjusted Diluted Earnings Per Share Levered After-Tax Cash-Flow Before Fleet Growth Net Corporate Debt Net Fleet Debt Levered After-Tax Cash-Flow After Fleet Growth Total Net Debt Corporate Restricted Cash Non-GAAP Measures

Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook & Guidance Mark Frissora, Chairman and CEO Questions & Answers Session 4 Today’s Agenda

5 Important and strategic transaction Fills portfolio gap: mid-tier value offering Substantial synergies Boosts market position in value segment Bolsters global presence Supports off-airport penetration Hertz to Acquire Dollar/Thrifty

6 Strong forward demand in U.S. & EU Rental Car (RAC) Return of corporate travelers Strong advance bookings for peak summer season Equipment rental hits seasonal & cyclical trough Volume declines abating WW volume Jan. trough to April peak +14.5% Industrial market showing signs of early recovery Monthly utilization +790 bps Apr-10 YTD trough to peak Concerns around pricing continue RAC utilization impact: severe weather & Toyota recall disruptions Q1:10 Opening Remarks

7 2010 Fleet Strategy Hertz is highly diversified growth company Much different model than competitors Fleeting to capture recovering base demand Strong return of corporate traveler Fleet expansion addresses opportunities Leisure economy market 25 new Advantage locations under 1 year old Plans to open an additional 25 locations this year Off-airport market, opening hundreds of locations to service insurance replacement accounts better Car sharing market, ramping up promotions to convert more members into users Only planning for modest growth in airport leisure market Fleet Efficiency 79.63% 81.83% 77.82% 81.85% 74.00% 76.00% 78.00% 80.00% 82.00% 84.00% 2007 2009 Apr-09 Apr-10

8 Hertz commands a premium price for our premium service We will institute price increases as frequently as appropriate When demand is rising and market is supportive Price Increases January 2010 Raised prices on February-forward rentals Met with competitive resistance and had to be rolled back Early April 2010 Instituted price increase nationally for airport leisure rentals beginning in June Increase has been sustainable because of the strong summer demand Late April 2010 Raised prices again in about 50% of U.S. markets U.S. Rental Car Pricing

Hertz Growth Opportunities by Market 9 ‘09 Trough to ‘07 Peak Opportunity: +58% Revenues ($ in millions) Revenues ($ in millions) Revenues ($ in millions) 6% 22% ($1,584) $7,102 $8,686 Total -15% 58% ($645) $1,111 $1,756 WW HERC 35% 6% ($28) $478 $505 Other Int'l RAC 6% 17% ($265) $1,582 $1,847 Europe RAC 9% 1% ($11) $953 $964 US Off Airport 5% 17% ($305) $1,759 $2,064 US Airport Leisure 7% 33% ($377) $1,158 $1,535 US Aiport Commercial Q1 10 YoY % Recovery Opportunity 07 - '09 $ FY09 FY07 Markets ($ in millions)

10 Total company consolidated revenue was up 6.1% Strong performance in U.S. rental car Return of corporate travelers Continued growth in Advantage & off-airport Equipment rental revenue decline 15.2% Experienced most challenging quarter Industrial market recovers in select markets Volume declines abating Worldwide rental car customer satisfaction scores improved nearly 12% Continued to refresh our fleet; capitalize on richer mix of car classes Improved overall service through Lean Six Sigma process initiatives Cost savings of $99.0 million achieved through efficiency programs Worldwide rental car net depreciation per unit improved 12% Profit margins expand on higher revenue and reduced fleet carrying costs Adjusted pre-tax margin: +330 bps Corporate EBITDA margin: +140 bps Q1:10 Consolidated Highlights

11 Efficiency & cost management program continues Q1:10 cost savings (Lean Six-Sigma) = $99 million FY 2010 forecast cost savings $300 million Process improvement program expands to major airports: Atlanta, Denver, San Diego, Newark, HERC Efficiency Cost Savings $ in millions

U.S. Rent-A-Car Total Revenue +9.9% YoY Note: Advantage RAC acquired April 2009 RPD $44.53 $48.63 $32.87 $33.48 YoY % -1.4% +3.4% n/a +1.9% 100% On –Airport 76.5% of US RAC Revenue Off –Airport 23.5% of US RAC Revenue 12 US RAC Growth Drivers Q1:10 vs. Q1:09 Rev. +$88.4 million 21.5% 33.5% 21.6% 23.4% % change in total revenue % of Total US RAC Rev 30.4% 43.1% 3.0% 23.5% % of total increase Total Revenue ($ in millions)

13 Q1:10 U.S. Rent-A-Car RPD up yoy in all customer segments except commercial airport Commercial airport has annual contracted rates *Excludes impact of Advantage RAC US RAC* RPD: +1.2% Trans Days: +4.2% On Airport* RPD: +1.2% Trans Days: +3.1% Off Airport RPD: +1.9% Trans Days: +6.5% Commercial RPD: -1.4% Trans Days: +7.1% Leisure RPD: +3.4% Trans Days: 0% Total Replacement RPD: +0.2% Trans Days: +6.3% All Other RPD: +2.5% Trans Days: +6.6%

14 U.S. Rent-A-Car Fleet utilization fell 320 basis points Weather and Toyota recall disruptions accounted for majority of the decline Monthly depreciation per car down 14.4% year over year Revenue per employee +3.7% on more transactions Adjusted pre-tax margin 6.1%; income improved by 410 bps yoy Corporate EBITDA delivered 380 bps improvement

15 Europe Rent-A-Car Q1:10 revenue ~ flat year over year Adverse weather conditions Air-traffic controllers strike Weakness in market for trucks/vans Revenue per Day ~ equal to Q1:09 Revenue per transaction +2% Direct operating expenses down 2% Monthly depreciation per car down nearly 10% year over year Residual markets holding steady, but at low levels Adjusted pre-tax loss improved 25.6% Economic recovery in select regions occurring earlier than anticipated March 2010: 1st month of rental revenue growth in 18 months

16 Worldwide Hertz Equipment Rental Volume declines less Down 14.4% yoy, improved +980bps from Q4:09 Monthly volume improved sequentially Jan-Mar Demand improving sequentially Drivers: petro-chem projects in Canada; infrastructure in Southeast Pricing down 8.0% Competitive pricing pressure continued Tough yoy comp Q1:09 pricing only down 4.2% Corporate EBITDA margin 33.8% Higher maintenance expense to ready fleet for demand pick up Believe Q1:10 is seasonal & cyclical trough Expect to continue sequential monthly improvement trend Hertz Equipment Rental (HERC)

Connect by Hertz – hourly / urban Five new universities added in Q1, now available at 38 schools Membership now exceeds 15,000 US pre-paid rentals - value conscious $20.7 million in revenue Q1:10 $103 million generated since 12/08 launch Advantage Rent-A-Car - leisure segment ~$150 million annual run rate revenue (acquired 4/09) 25 profitable locations, opening 25 more in 2010 – added Texas in Q1:10 Market share 1.3% U.S. airport after 11 months in operation Off airport – leisure, local business, monthly, insurance replacement 11% share in $10 billion domestic market 100 net locations opened Q1:10 Ancillary Revenues Up-selling: car classes, refueling, DVD players, ski racks, child seats 23% increase from Q1:09 17 Growth Drivers

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. 18 Consolidated Financial Results $112.0 - ($36.7) ($148.7) Levered After-Tax Cash Flow After Fleet Growth $0.13 + ($0.25) ($0.12) Adjusted Diluted Loss per Share +140 bps $29.5 + $91.9 $121.4 Corporate EBITDA +210 bps $30.7 + ($80.0) ($49.3) Adjusted Net Loss +330 bps $47.4 + ($116.6) ($69.2) Adjusted Pre-Tax Loss Margin Expansion $ Change Q1 09 Q1 10 Non-GAAP $116.7 + $184.5 $301.2 Net Cash Provided By Operating Activities $0.14 + ($0.51) ($0.37) Diluted Loss per Share +130 bps $13.1 + ($163.5) ($150.4) Net Loss +390 bps $52.2 + ($210.0) ($157.8) Pre-Tax Loss $96.0 + $1,564.9 $1,660.9 Revenue Margin Expansion $ Change Q1 09 Q1 10 GAAP ($ in millions, except per share calculations)

19 Rent-A-Car Metrics Q1:10 vs. Q1:09 Total Revenue Rental Rate Revenue* Revenue Per Day (RPD) Transaction Days Revenue Per Transaction Transactions Transaction Length (days) U.S.** 9.9% 8.7% 0.3% 8.3% -0.1% 8.8% -0.5% Europe -0.7% -2.3% -0.8% -1.4% 1.8% -4.0% 2.7% Other Int’l 4.7% 5.4% 6.1% -0.7% 5.7% -0.2% -0.4% Worldwide 10.8% 5.7% 0.4% 5.3% 0.1% 5.6% -0.2% *Rental rate revenue excludes the effects of foreign currency and consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. ** Includes Advantage RAC Adjusted pre-tax margin: 1.9%, +450 bps yoy Corporate EBITDA: +$65.3 mln, 3.8% margin

Fleet efficiency: % of days car is rented compared with avg. number vehicles available to rent. Formula: ((Annualized Transaction Days / 365) / Average Fleet)) 20 Q1:10 worldwide fleet efficiency Toyota recall and unusual weather impacted U.S. fleet utilization Return of corporate traveler - shorter rental length per transaction Increasing use of non-auction sales channels Dealer-direct now 17% of all U.S. risk car sales, up from 2% in FY07 U.S. auction sales 68% of total Q1:10 vs. 85% in FY07 Retail / online auction - cars on rent up until the day purchased Worldwide RAC Fleet Efficiency Rent-A-Car Fleet Efficiency 100% Total 11% Online Auction 17% Dealer Direct 2% Rent2Buy 2% Retail 32% Alternative Channels 68% Wholesale Auction Q1 10 US Risk Car Sales Channels

21 US RAC Monthly Depreciation Per Car Worldwide monthly rental car net depreciation continues to improve Q1:10: down 12.0% yoy U.S. Q1:10 monthly car net depreciation down 14.4% yoy Europe’s monthly net depreciation per car improved 9.6% in Q1:10 yoy Average fleet age getting younger as new cars purchased to meet demand and to refresh fleet -14% Rent-A-Car Fleet Depreciation

Q1:10 revenue -15.2% yoy, Revenue diversification & growth strategies Highest mix of industrial revenue in history at 29% Industrial revenue +7% yoy March 2010 Entertainment & Energy Services International growth China – 4th location in 2nd quarter Saudi JV start rental mid summer Focused cost management 22 Total HERC Headcount Hertz Equipment Rental (HERC) Total HERC Locations 32.0% 33.9% 33.3% Fragmented 22.9% 24.1% 28.7% Industrial 45.1% 42.0% 38.0% Construction Q1 09 Q409 Q1 10 North America Revenue Diversification

Residuals at auction stabilizing (Feb ‘10 OLV Rouse Data): 58%, +2.3pts since YE09 Average fleet age: 47 months, +2 months from Q4 09 Higher maintenance expenses incurred to ready fleet for recent demand Purchase new equipment selectively for new geographies & specific projects 23 Hertz Equipment Rental (HERC) WW HERC Fleet Size ($ in millions) HERC Corporate EBITDA Bridge ($ in millions)

24 HERC Deletes Less Fleet in Q1:10 ($220.0) ($88.8) Disposals (1st cost basis) growth capital expenditures") (Table 6: "Equipment rental fleet ($173.7) ($86.2) Fleet Capex, net $1,981.2 $1,725.2 Ending Fleet capital expenditures, net") rental maintenance (Table 6: "Equipment ($89.0) ($66.2) Depreciation, net ($116.6) ($51.8) Disposals $31.9 $31.9 Additions $2,154.9 $1,811.4 Beginning Fleet Q1 09 Q1 10 ($ in millions) WW HERC Fleet Change (net book value basis)

U.S. Completed Maturities Growth $5.0 $0.8 $4.2 $2.1 $1.2 Estimated 2010 Refinancing Needs U.S. Amend & Extend 2009 ABS $1.7 Remaining 2010 Need ($ in billions) International Opportunities Asset backed securitization Bond offering Revolving loan 25 2010 Refinancing Update International refinancing to be completed over course of summer

Interest Expense net of interest income +15.7 million Q1:10 vs. prior year $11.5 million of interest on convertible debt FY10 still expect interest expense to be $90-$110 million higher yoy Restructuring & restructuring-related charges $16.0 million Q1:10 of which $15.3 million was cash Severance expense, location closing costs, consulting fees Still anticipate less than $50 million in restructuring expenses for 2010 Taxes Q1:10 GAAP effective income tax rate: 7.0% Q1:10 cash taxes paid: $24.6 million vs. $7.8 in Q1:09 Annual adjusted tax rate assumed = 34% 2010 cash taxes $40 to $47 million, higher due to improved profits 26 Interest Expense | Restructuring | Taxes

27 Full compliance with corporate covenants 3.71x (Max 4.75x) on consolidated leverage ratio 3.29x (Min 2.25x) on interest coverage ratio Covenant Compliance NOTE: Covenant calculations do not include Convertible Notes issued under Hertz Global Holdings in May 2009, since covenants only apply to The Hertz Corporation results. Corporate Debt Covenants 2010 - 2012 Q1 Q2 Q3 Q4 Leverage Ratio (Max) 4.75x 5.25x 5.25x 4.75x Interest Coverage Ratio (Min) 2.25x 2.00x 2.00x 2.25x

Corporate Liquidity @ 3/31/10 ($ in millions) Unrestricted Cash: $ 801 Corporate Revolver: 854 Corporate Liquidity: $1,655 28 Cash Flow from Operations: $301.2 million, +63% yoy Improving business trends Q1:10 Levered Cash Flow: ($148.7) million vs. ($36.7) million in Q1:09 – historically a cash user in Q1 Investing in fleet to meet strong rent-a-car demand Refresh age of fleet to improve customer experience Enhancing fleet with richer mix – drives higher ancillary revenue Lower advance rates from fleet debt refinancing: 7% lower Requires higher use of corporate cash flow to acquire fleet Less HERC de-fleeting due to low residuals and surprise pick up in demand Q2:10 Levered Cash Flow expected to be a use to fleet for seasonal peak Cash Flow

29 Outlook Summer travel reservations accelerating Volume biggest upside to guidance Pricing still wildcard for both RAC and HERC Europe expect small revenue impact from Iceland’s volcanic eruption in Q2:10 Business travel ramping up monthly worldwide HERC industrial market showing early signs of recovery Strong execution of fleet management strategy driving depreciation costs down Leveraging non-auction sales channels for higher pricing and lower cost-of-sale

30 Guidance Update Full Year 2010 Total Revenues $7.5 bln to $7.7 bln Adjusted pre-tax income $290 mln to $305 mln WW RAC net depreciation per vehicle assumption improves to -5.4% Corporate EBITDA $1.08 mln to $1.095 bln Adjusted diluted EPS* $0.43 to $0.45 *Based on normalized tax rate of 34% and 410.0 million shares

31 Questions & Answers

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	March 31,		of Total Revenues
	2010	2009	2010	2009
Total revenues	$1,660.9	$1,564.9	100.0%	100.0%

Expenses:
Direct operating	1,013.0	955.3	61.0%	61.1%
Depreciation of revenue earning equipment	459.2	489.8	27.6%	31.3%
Selling, general and administrative	167.7	166.7	10.1%	10.6%
Interest expense	181.1	165.1	10.9%	10.5%
Interest and other income, net	(2.3)	(2.0)	(0.1)%	(0.1)%
Total expenses	1,818.7	1,774.9	109.5%	113.4%
Loss before income taxes	(157.8)	(210.0)	(9.5)%	(13.4)%
Benefit for taxes on income	11.0	49.6	0.6%	3.2%
Net loss	(146.8)	(160.4)	(8.9)%	(10.2)%
Less: Net income attributable to noncontrolling interest	(3.6)	(3.1)	(0.2)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(150.4)	$(163.5)	(9.1)%	(10.4)%

Weighted average number of shares outstanding:
Basic	410.7	323.4
Diluted	410.7	323.4

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.37)	$(0.51)
Diluted	$(0.37)	$(0.51)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$1,660.9	$—		$1,660.9	$1,564.9	$—		$1,564.9

Expenses:
Direct operating	1,013.0	(30.8	)(a)	982.2	955.3	(40.0	)(a)	915.3
Depreciation of revenue earning equipment	459.2	(2.7	)(b)	456.5	489.8	(7.3	)(b)	482.5
Selling, general and administrative	167.7	(6.3	)(c)	161.4	166.7	(21.1	)(c)	145.6
Interest expense	181.1	(48.8	)(d)	132.3	165.1	(25.0	)(d)	140.1
Interest and other income, net	(2.3)	—		(2.3)	(2.0)	—		(2.0)
Total expenses	1,818.7	(88.6)		1,730.1	1,774.9	(93.4)		1,681.5
Income (loss) before income taxes	(157.8)	88.6		(69.2)	(210.0)	93.4		(116.6)
Benefit (provision) for taxes on income	11.0	12.5	(e)	23.5	49.6	(9.9	)(e)	39.7
Net income (loss)	(146.8)	101.1		(45.7)	(160.4)	83.5		(76.9)
Less: Net income attributable to noncontrolling interest	(3.6)	—		(3.6)	(3.1)	—		(3.1)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders	$(150.4)	$101.1		$(49.3)	$(163.5)	$83.5		$(80.0)

(a)  Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended March 31, 2010 and 2009, also includes restructuring and restructuring related charges of $11.4 million and $22.5 million, respectively.

(b)  Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)  Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended March 31, 2010 and 2009, also includes restructuring and restructuring related charges of $4.6 million and $15.9 million, respectively.  For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)  Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months ended March 31, 2010 and 2009, also includes $20.9 million and $7.5 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(e)  Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2010 and 2009).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended
	March 31,
	2010	2009
Revenues:
Car rental	$1,421.7	$1,282.9
Equipment rental	237.0	279.5
Other reconciling items	2.2	2.5
	$1,660.9	$1,564.9

Depreciation of property and equipment:
Car rental	$29.2	$27.3
Equipment rental	8.9	9.3
Other reconciling items	1.5	1.5
	$39.6	$38.1

Amortization of other intangible assets:
Car rental	$7.8	$7.4
Equipment rental	8.3	8.1
Other reconciling items	0.3	—
	$16.4	$15.5

Loss before income taxes:
Car rental	$(30.1)	$(90.2)
Equipment rental	(23.4)	(24.8)
Other reconciling items	(104.3)	(95.0)
	$(157.8)	$(210.0)

Corporate EBITDA (a):
Car rental	$54.4	$(10.9)
Equipment rental	80.0	112.9
Other reconciling items	(13.0)	(10.1)
	$121.4	$91.9

Adjusted pre-tax income (loss) (a):
Car rental	$27.1	$(33.5)
Equipment rental	(5.0)	0.7
Other reconciling items	(91.3)	(83.8)
	$(69.2)	$(116.6)

Adjusted net income (loss) (a):
Car rental	$17.9	$(22.1)
Equipment rental	(3.3)	0.5
Other reconciling items	(63.9)	(58.4)
	$(49.3)	$(80.0)

Adjusted diluted number of shares outstanding (a)	410.0	322.7

Adjusted diluted loss per share (a)	$(0.12)	$(0.25)

(a)        Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:  “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent
	Months	change
	Ended, or as	from
	of Mar. 31,	prior year
	2010	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	5,860	5.6%
Domestic	4,398	8.8%
International	1,462	(2.9)%

Worldwide transaction days (in thousands)	28,110	5.3%
Domestic	19,939	8.3%
International	8,171	(1.2)%

Worldwide rental rate revenue per transaction day (a)	$43.05	0.4%
Domestic	$41.96	0.3%
International (b)	$45.72	1.0%

Worldwide average number of company-operated cars during period	417,700	8.9%
Domestic	293,700	13.0%
International	124,000	0.5%

Worldwide revenue earning equipment, net (in millions)	$7,649.0	21.9%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$215.7	(18.5)%
Same store revenue growth, including initiatives (a) (b)	(17.8)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,780.0	(6.2)%
Revenue earning equipment, net (in millions)	$1,743.4	(13.2)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$301.2	63.3%
Levered after-tax cash flow before fleet growth (a)	318.4	N/M
Levered after-tax cash flow after fleet growth (a)	(148.7)	(305.2)%
Total net cash flow (a)	(381.9)	N/M
EBITDA (a)	534.0	8.2%
Corporate EBITDA (a)	121.4	32.1%

Selected Balance Sheet Data (in millions)

	March 31,	December 31,
	2010	2009
Cash and cash equivalents	$800.7	$985.6
Total revenue earning equipment, net	9,392.4	8,851.6
Total assets	16,278.4	16,002.4
Total debt	10,387.9	10,364.4
Net corporate debt (a)	3,782.3	3,633.6
Net fleet debt (a)	5,583.6	5,380.0
Total net debt (a)	9,365.9	9,013.6
Total equity	1,940.0	2,097.4

(a)       Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)      Based on 12/31/09 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,421.7	$237.0	$2.2	$1,660.9	$1,282.9	$279.5	$2.5	$1,564.9
Expenses:
Direct operating and selling, general and administrative	976.3	179.3	25.1	1,180.7	905.2	191.1	25.7	1,122.0
Depreciation of revenue earning equipment	388.3	70.9	—	459.2	391.1	98.7	—	489.8
Interest expense	89.3	10.2	81.6	181.1	77.7	14.6	72.8	165.1
Interest and other income, net	(2.1)	—	(0.2)	(2.3)	(0.9)	(0.1)	(1.0)	(2.0)
Total expenses	1,451.8	260.4	106.5	1,818.7	1,373.1	304.3	97.5	1,774.9
Loss before income taxes	(30.1)	(23.4)	(104.3)	(157.8)	(90.2)	(24.8)	(95.0)	(210.0)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.8	8.8	0.8	19.4	9.4	8.8	0.5	18.7
Depreciation of revenue earning equipment	—	2.7	—	2.7	—	7.3	—	7.3
Non-cash debt charges (b)	37.0	1.9	9.9	48.8	19.3	2.3	3.4	25.0
Restructuring charges (c)	5.3	4.9	0.5	10.7	15.1	7.0	7.4	29.5
Restructuring related charges (c)	5.1	0.1	0.1	5.3	8.6	0.1	0.2	8.9
Derivative (gains) losses (c)	—	—	1.7	1.7	—	—	(1.0)	(1.0)
Third-party bankruptcy reserve (d)	—	—	—	—	4.3	—	—	4.3
Management transition costs (d)	—	—	—	—	—	—	0.7	0.7
Adjusted pre-tax income (loss)	27.1	(5.0)	(91.3)	(69.2)	(33.5)	0.7	(83.8)	(116.6)
Assumed (provision) benefit for income taxes of 34%	(9.2)	1.7	31.0	23.5	11.4	(0.2)	28.5	39.7
Noncontrolling interest	—	—	(3.6)	(3.6)	—	—	(3.1)	(3.1)
Adjusted net income (loss)	$17.9	$(3.3)	$(63.9)	$(49.3)	$(22.1)	$0.5	$(58.4)	$(80.0)

Adjusted diluted number of shares outstanding				410.0				322.7

Adjusted diluted loss per share				$(0.12)				$(0.25)

(a)       Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased amortization of intangible assets.

(b)      Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months ended March 31, 2010 and 2009, also includes $20.9 million and $7.5 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(c)       Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)      Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Loss before income taxes	$(30.1)	$(23.4)	$(104.3)	$(157.8)	$(90.2)	$(24.8)	$(95.0)	$(210.0)
Depreciation, amortization and other purchase accounting	426.2	88.2	2.2	516.6	425.8	116.1	1.5	543.4
Interest, net of interest income	87.2	10.2	81.4	178.8	76.8	14.5	71.8	163.1
Noncontrolling interest	—	—	(3.6)	(3.6)	—	—	(3.1)	(3.1)
EBITDA	483.3	75.0	(24.3)	534.0	412.4	105.8	(24.8)	493.4
Adjustments:
Car rental fleet interest	(87.9)	—	—	(87.9)	(79.1)	—	—	(79.1)
Car rental fleet depreciation	(388.3)	—	—	(388.3)	(391.1)	—	—	(391.1)
Non-cash expenses and charges (a)	36.9	—	10.7	47.6	18.9	—	7.4	26.3
Extraordinary, unusual or non-recurring gains and losses (b)	10.4	5.0	0.6	16.0	28.0	7.1	7.3	42.4
Corporate EBITDA	$54.4	$80.0	$(13.0)	121.4	$(10.9)	$112.9	$(10.1)	91.9
Equipment rental maintenance capital expenditures, net				(66.2)				(89.0)
Non-fleet capital expenditures, net				(21.5)				(1.6)
Changes in working capital				470.6				11.6
Changes in other assets and liabilities				(84.4)				(226.2)
Unlevered pre-tax cash flow (c)				419.9				(213.3)
Corporate net cash interest				(76.9)				(76.5)
Corporate cash taxes				(24.6)				(7.8)
Levered after-tax cash flow before fleet growth (c)				318.4				(297.6)
Equipment rental fleet growth capital expenditures				86.2				173.7
Car rental net fleet equity requirement				(553.3)				87.2
Levered after-tax cash flow after fleet growth (c)				$(148.7)				$(36.7)

(a)   As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$36.9	$—	$—	$36.9	$18.9	$—	$—	$18.9
Non-cash stock-based employee compensation charges	—	—	9.0	9.0	—	—	7.4	7.4
Derivative losses	—	—	1.7	1.7	—	—	—	—
Total non-cash expenses and charges	$36.9	$—	$10.7	$47.6	$18.9	$—	$7.4	$26.3

(b)   As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$5.3	$4.9	$0.5	$10.7	$15.1	$7.0	$7.4	$29.5
Restructuring related charges	5.1	0.1	0.1	5.3	8.6	0.1	0.2	8.9
Derivative gains	—	—	—	—	—	—	(1.0)	(1.0)
Third-party bankruptcy reserve	—	—	—	—	4.3	—	—	4.3
Management transition costs	—	—	—	—	—	—	0.7	0.7
Total extraordinary, unusual or non-recurring items	$10.4	$5.0	$0.6	$16.0	$28.0	$7.1	$7.3	$42.4

(c)   Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended
	March 31,
	2010	2009

Net cash provided by operating activities	$301.2	$184.5
Amortization of debt costs	(27.9)	(17.5)
Provision for losses on doubtful accounts	(5.1)	(8.3)
Derivative losses	(1.6)	—
Gain on sale of property and equipment	0.4	1.3
Amortization of cash flow hedges	(20.9)	(7.5)
Stock-based compensation charges	(9.0)	(7.4)
Asset writedowns	(0.7)	(3.1)
Noncontrolling interest	(3.6)	(3.1)
Deferred income taxes	(32.2)	(7.3)
Benefit for taxes on income	(11.0)	(49.6)
Interest expense, net of interest income	178.8	163.1
Changes in assets and liabilities	165.6	248.3
EBITDA	$534.0	$493.4

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	March 31,	December 31,	March 31,	December 31,	March 31,
	2010	2009	2009	2008	2008

Corporate Debt
Debt, less:	$10,387.9	$10,364.4	$9,692.6	$10,972.3	$11,635.1
U.S Fleet Debt and Pre-Acquisition Notes	4,284.5	4,058.3	3,679.5	4,254.5	4,522.4
International Fleet Debt and other facilities	1,170.1	1,413.9	1,280.2	1,871.4	1,758.1
Fleet Financing Facility	162.3	147.2	159.4	149.3	172.5
Canadian Fleet Financing Facility	96.3	55.6	72.7	111.6	133.4
Fleet Debt	$5,713.2	$5,675.0	$5,191.8	$6,386.8	$6,586.4
Corporate Debt	$4,674.7	$4,689.4	$4,500.8	$4,585.5	$5,048.7

Corporate Restricted Cash
Restricted Cash, less:	$221.3	$365.2	$323.4	$731.4	$136.5
Restricted Cash Associated with Fleet Debt	(129.6)	(295.0)	(233.4)	(557.2)	(34.1)
Corporate Restricted Cash	$91.7	$70.2	$90.0	$174.2	$102.4

Net Corporate Debt
Corporate Debt, less:	$4,674.7	$4,689.4	$4,500.8	$4,585.5	$5,048.7
Cash and cash equivalents	(800.7)	(985.6)	(557.1)	(594.3)	(728.9)
Corporate Restricted Cash	(91.7)	(70.2)	(90.0)	(174.2)	(102.4)
Net Corporate Debt	$3,782.3	$3,633.6	$3,853.7	$3,817.0	$4,217.4

Net Fleet Debt
Fleet Debt, less:	$5,713.2	$5,675.0	$5,191.8	$6,386.8	$6,586.4
Restricted Cash Associated with Fleet Debt	(129.6)	(295.0)	(233.4)	(557.2)	(34.1)
Net Fleet Debt	$5,583.6	$5,380.0	$4,958.4	$5,829.6	$6,552.3

Total Net Debt	$9,365.9	$9,013.6	$8,812.1	$9,646.6	$10,769.7

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended
	March 31,
	2010	2009

Car rental segment revenues (b)	$1,421.7	$1,282.9
Non-rental rate revenue (c)	(223.2)	(197.1)
Foreign currency adjustment	11.7	58.6
Rental rate revenue	$1,210.2	$1,144.4
Transactions days (in thousands)	28,110	26,683
Rental rate revenue per transaction day (in whole dollars)	$43.05	$42.89

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended
	March 31,
	2010	2009

Equipment rental segment revenues	$237.0	$279.5
Equipment sales and other revenue	(22.1)	(26.4)
Foreign currency adjustment	0.8	11.5
Rental and rental related revenue	$215.7	$264.6

(a)          Based on 12/31/09 foreign exchange rates.

(b)         Includes U.S. off-airport revenues of $231.6 million and $212.5 million for the three months ended March 31, 2010 and 2009, respectively.

(c)          Consists of domestic revenues of $148.2 million and $126.4 million and international revenues of $75.0 million and $70.7 million for the three months ended March 31, 2010 and 2009, respectively.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2010	2010	2009	2009

Loss before income taxes	$(118.8)	$(157.8)	$(210.0)	$(171.0)
Depreciation, amortization and other purchase accounting	2,135.6	516.6	543.4	2,162.4
Interest, net of interest income	680.0	178.8	163.1	664.3
Noncontrolling interest	(15.2)	(3.6)	(3.1)	(14.7)
EBITDA	2,681.6	534.0	493.4	2,641.0
Adjustments:
Car rental fleet interest	(327.8)	(87.9)	(79.1)	(319.0)
Car rental fleet depreciation	(1,611.4)	(388.3)	(391.1)	(1,614.2)
Non-cash expenses and charges	188.3	47.6	26.3	167.0
Extraordinary, unusual or non-recurring gains and losses	78.7	16.0	42.4	105.1
Corporate EBITDA	1,009.4	121.4	91.9	979.9
Equipment rental maintenance capital expenditures, net	(271.6)	(66.2)	(89.0)	(294.4)
Non-fleet capital expenditures, net	(111.8)	(21.5)	(1.6)	(91.9)
Changes in working capital	218.0	470.6	11.6	(241.0)
Changes in other assets and liabilities	380.6	(84.4)	(226.2)	238.8
Unlevered pre-tax cash flow (a)	1,224.6	419.9	(213.3)	591.4
Corporate net cash interest	(297.1)	(76.9)	(76.5)	(296.7)
Corporate cash taxes	(48.1)	(24.6)	(7.8)	(31.3)
Levered after-tax cash flow before fleet growth (a)	879.4	318.4	(297.6)	263.4
Equipment rental fleet growth capital expenditures	255.9	86.2	173.7	343.4
Car rental net fleet equity requirement	(1,063.9)	(553.3)	87.2	(423.4)
Levered after-tax cash flow after fleet growth (a)	$71.4	$(148.7)	$(36.7)	$183.4

Table 8 (page 2)

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2009	2009	2008	2008

Loss before income taxes	$(1,537.0)	$(210.0)	$(55.8)	$(1,382.8)
Depreciation, amortization and other purchase accounting	2,383.7	543.4	593.0	2,433.3
Interest, net of interest income	812.1	163.1	196.2	845.2
Impairment charges	1,168.9	—	—	1,168.9
Noncontrolling interest	(19.1)	(3.1)	(4.8)	(20.8)
EBITDA	2,808.6	493.4	728.6	3,043.8
Adjustments:
Car rental fleet interest	(435.8)	(79.1)	(94.0)	(450.7)
Car rental fleet depreciation	(1,787.5)	(391.1)	(447.4)	(1,843.8)
Non-cash expenses and charges	119.1	26.3	20.2	113.0
Non-cash expenses and charges to arrive at LTM (b)	3.7	—	—	—
Extraordinary, unusual or non-recurring gains and losses	252.7	42.4	27.6	237.9
Corporate EBITDA	960.8	91.9	235.0	1,100.2
Equipment rental maintenance capital expenditures, net	(323.2)	(89.0)	(78.1)	(312.3)
Non-fleet capital expenditures, net	(59.1)	(1.6)	(47.3)	(104.8)
Changes in working capital	(420.7)	11.6	425.5	(6.8)
Changes in other assets and liabilities	(673.7)	(226.2)	(110.9)	(558.4)
Changes in other assets and liabilities to arrive at LTM (b)	(3.7)	—	—	—
Unlevered pre-tax cash flow (a)	(519.6)	(213.3)	424.2	117.9
Corporate net cash interest	(340.8)	(76.5)	(94.1)	(358.4)
Corporate cash taxes	(32.3)	(7.8)	(8.9)	(33.4)
Levered after-tax cash flow before fleet growth (a)	(892.7)	(297.6)	321.2	(273.9)
Equipment rental fleet growth capital expenditures	614.0	173.7	52.4	492.7
Car rental net fleet equity requirement	642.4	87.2	(606.3)	(51.1)
Levered after-tax cash flow after fleet growth (a)	$363.7	$(36.7)	$(232.7)	$167.7

(a)          Amounts include the effect of fluctuations in foreign currency.

(b)         Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009

Net cash provided by operating activities	$301.2	$184.5
Net cash provided by (used in) investing activities	(525.5)	996.9
Net change in restricted cash	(139.9)	(401.2)
Payment of financing costs	(1.3)	(1.5)
Proceeds from exercise of stock options	0.7	0.9
Proceeds from employee stock purchase plan	0.6	0.7
Distributions to noncontrolling interest	(3.0)	(2.8)
Net settlement on vesting of restricted stock	(5.3)	—
Cash overdraft reclass	(9.4)	(16.8)

Total net cash flow	$(381.9)	$760.7

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2010	2010	2009	2009

Net cash provided by operating activities	$1,891.7	$301.2	$184.5	$1,775.0
Net cash provided by (used in) investing activities	(2,812.2)	(525.5)	996.9	(1,289.8)
Net change in restricted cash	(107.4)	(139.9)	(401.2)	(368.7)
Payment of financing costs	(44.8)	(1.3)	(1.5)	(45.0)
Payment of debt offering costs	(15.3)	—	—	(15.3)
Gain on extinguishment of debt	48.5	—	—	48.5
Proceeds from exercise of stock options	5.1	0.7	0.9	5.3
Proceeds from employee stock purchase plan	2.3	0.6	0.7	2.4
Distributions to noncontrolling interest	(15.3)	(3.0)	(2.8)	(15.1)
Proceeds from sale of stock and conversion feature on debt	646.9	—	—	646.9
Net settlement on vesting of restricted stock	(7.5)	(5.3)	—	(2.2)
Cash overdraft reclass	(1.2)	(9.4)	(16.8)	(8.6)

Total net cash flow	$(409.2)	$(381.9)	$760.7	$733.4

	Twelve	Three	Three
	Months Ended	Months Ended	Months Ended	Year Ended
	March 31,	March 31,	March 31,	December 31,
	2009	2009	2008	2008

Net cash provided by operating activities	$2,323.2	$184.5	$405.5	$2,544.2
Net cash provided by (used in) investing activities	(950.6)	996.9	39.2	(1,908.3)
Net change in restricted cash	197.2	(401.2)	(526.6)	71.8
Payment of financing costs	(58.2)	(1.5)	(4.5)	(61.2)
Proceeds from exercise of stock options	3.0	0.9	4.7	6.8
Proceeds from employee stock purchase plan	0.7	0.7	—	—
Distributions to noncontrolling interest	(27.0)	(2.8)	—	(24.2)
Proceeds from the disgorgement of stockholder short-swing profits	(0.1)	—	0.1	—
Cash overdraft reclass	(38.9)	(16.8)	(13.9)	(36.0)

Total net cash flow	$1,449.3	$760.7	$(95.5)	$593.1

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ April 26, 2010 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of March 31, 2010, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2010 and 2009) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2010, 410.0 million which represents the approximate number of shares outstanding at December 31, 2009, and for 2009, 407.7 million which represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2008 plus 85 million shares offered in the 2009 common stock offerings. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth/decline represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, Capital Leases relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.